UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2007

CHINO COMMERCIAL BANCORP (Exact name of registrant as specified in its charter)

CA	000-52098	20-4797048
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

14345 Pipeline Avenue
Chino, California		91710
Address of Principal Executive Offices		Zip Code

(909) 393-8880 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 24, 2007 the Registrant issued a press release announcing its unaudited financial results for the quarter ended March 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

Exhibit Number	Description
99.1	Press Release dated April 24, 2007

For Release April 24, 2007 OTC BB: “CCBC”

CHINO COMMERCIAL BANCORP REPORTS FIRST QUARTER EARNINGS

     Chino, California… The Board of Directors of Chino Commercial Bancorp, the parent company of Chino Commercial Bank NA, announced the results of operations for the Bank and the consolidated holding company for the first quarter ended March 31, 2007 with net earnings of $177,784 a 30.3% reduction from $254,910 for the fourth quarter of 2006, and a 32.8% reduction from net income of $264,531 for the first quarter of last year. The reduction in net income was caused in part by a significant out of pattern provision to loan loss reserve during the first quarter of $77,174. Net income per basic share for the first quarter was $0.23 as compared to $0.31 per share for the fourth quarter ended December 31, 2006, and $0.32 for the first quarter last year.

     Dann H. Bowman, President and Chief Executive Officer stated, “The Bank made a significant provision to Loan Loss Reserve during the first quarter, despite having no delinquent or non-performing loans at the quarter-end. Looking at a number of economic events occurring in and around the real estate industries, the Bank is taking a proactive and conservative approach to credit quality by making this provision. Though the provision resulted in lower earnings during the first quarter, in the long run we believe that these conservative credit practices will be a benefit the Bank ongoing.

     At quarter-end March 31, 2007 the Bank had no delinquent loans, no loans on non-accrual status, and experienced no credit losses year-to-date, and no credit losses for the past six years. The Bank has not originated, and has no exposure to sub-prime mortgage loans, or option ARM mortgages.” Net earnings for the first quarter represent a return on average equity of 10.53% and a return of average assets of 0.82% .

Financial Condition

     At March 31, 2007, total assets were $92.7 million, an increase of $2.2 million or 2.5% from December 31, 2006, and an increase of $1.1 million or 1.2% from March 31, 2006.

     Loans were relatively unchanged with a slight reduction during the first quarter of $165,000 from December 31, 2006 with a balance at March 31, 2007 of $51.6 million. Comparing the balances of March 31, 2006, the Company’s loans increased to $7.3 million or 16.6% during the twelve month period. The growth was primarily in real estate secured lending.

     Total deposits increased by 4.9% to $83.3 million at March 31, 2007 an increase from $79.5 million at December 31, 2006. Total deposits decreased 0.8% from March 31, 2006’s balance of $84.0 million. The Company’s core deposits represent 96.8% of the total deposits.

Earnings

     The Company posted net interest income of $1,074,278 for the quarter ended March 31, 2007 as compared to $1,095,527 for the quarter ended March 31, 2006. Average interest-earning assets were $81.5 million with average interest-bearing liabilities of $29.0 million yielding a net interest margin of 5.30% for the quarter ended March 31, 2007 as compared to average interest-bearing assets of $81.1 million with average interest-bearing liabilities of $28.2 million yielding a net interest margin of 5.75% for the fourth quarter of 2006.

     Non-interest income totaled $211,870 for the first quarter of 2007, or an increase of 38.5% from $152,951 earned during the year ended March 31, 2006. Service charges on deposit accounts increased 37.8% to $177,382 due to increased of overdraft and return item charges.

     General and administrative expenses were $937,680 for the three months ended March 31, 2007 as compared to $803,238 for the three months ended March 31, 2006. The largest component of general and administrative expenses was salary and benefits expense of $481,853 for the first quarter of 2007 as compared to $409,178 for the three months ended March 31, 2006. The increase in Salaries and benefits expenses was reflective of salary increases, incentive compensation, and the increase in retirement plan accruals. Other components of general and administrative expenses that affected the increase were Advertising and Marketing expenses which increased by $25,077 for the comparable three month period due to a marketing campaign which the Company entered into during the first quarter. Audit and Professional fees increased $26,531 during the first quarter of 2007 due to additional costs incurred in the purchase of shares from stockholders and an increase in accruals to reflect timely recognition of audit and professional fees incurred during the first quarter. Other expenses increased by $19,423 for the comparable three month period due primarily due to increased Reserve for Undisbursed Credits of $11,281.

     Income tax expense was $104,791 for the three months ended March 31, 2007 as compared to $171,959 for the three months ended March 31, 2006. The effective income tax rate for 2007 and 2006 is approximately 39%.

Forward-Looking Statements

     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about the Bank’s plans, objectives, management’s expectations, intentions, relationships, opportunities, and technology and market condition statements. When used in these presentations, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

     Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties. These include, but are not limited to, the following risks; (1) changes in performance of the financial markets; (2) changes in the demand for and market acceptance of Chino Commercial Bancorp’s products and services; (3) changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive products and pricing; (4) the effect of the Company’s policies; (5) the continued availability of adequate funding sources. The Bank is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

     Contact: Dann H. Bowman, President and CEO or Sandra F. Pender, Vice President and CFO, Chino Commercial Bank, N.A., 14345 Pipeline Avenue, Chino, Ca. 91710, (909) 393-8880.

CHINO COMMERCIAL BANCORP
STATEMENTS OF FINANCIAL CONDITION
March 31, 2007 and December 31, 2006

	2007	2006
ASSETS:	(unaudited)
Cash and Due from Banks	$4,367,398	$4,201,391
Federal Funds Sold	16,460,000	10,775,000
Cash and Cash equivalents	20,827,398	14,976,391
Interest-bearing deposits at banks	1,246,000	2,541,000
Investment Securities available for sale	10,002,655	11,839,152
Investment Securities held to maturity (fair value approximates
$4,481,000 at March 31, 2007 and $4,696,000 at December 31, 2006)	4,567,602	4,784,277
Total investments	15,816,257	19,164,429
Loans
Construction	1,378,718	1,925,067
Real estate	38,017,981	37,521,967
Commercial	11,377,458	11,655,290
Installment	834,359	670,765
Unearned fees and discounts	(141,275)	(136,046)
Allowance for loan losses	(681,701)	(615,808)
Total Loans	50,785,540	51,021,235
Restricted stock	633,600	627,500
Fixed Assets, net	2,196,841	2,222,503
Accrued Interest Receivable	303,165	385,764
Prepaid & Other Assets	2,135,968	2,076,976
Total Assets	$92,698,769	$90,474,798

LIABILITIES:
Deposits
Non-interest Bearing	$56,268,332	$53,845,147
Interest Bearing
NOW and Money market	21,631,577	19,907,277
Savings	908,790	1,001,135
Time deposits less than $100,000	1,893,123	1,818,235
Time deposits of $100,000 or greater	2,647,015	2,882,341
Total Deposits	83,348,837	79,454,135
Accrued Interest Payable	65,279	61,477
Accrued Expenses & Other Payables	438,495	412,745
Subordinated Debentures	3,093,000	3,093,000
Total Liabilities	86,945,611	83,021,357
STOCKHOLDERS' EQUITY
Common Stock, authorized 10,000,000 shares with no par value, issued and outstanding 722,468 shares and 808,214 shares at March 31, 2007
and December 31, 2006, respectively.	3,122,637	5,022,984
Retained earnings	2,685,156	2,507,373
Accumulated other comprehensive loss	(54,635)	(76,916)
Total Equity	5,753,158	7,453,441
Total Liabilities & Equity	$92,698,769	$90,474,798

CHINO COMMERCIAL BANCORP
STATEMENTS OF OPERATIONS
(unaudited)

	For the Quarter Ended
	March 31, 2007	March 31, 2006

Interest Income
Interest Income - Securities	$191,235	$286,680
Interest Income - Fed Funds	116,830	77,874
Interest and fee income on Loans	977,172	811,179
Total Interest Income	1,285,237	1,175,733
Interest Expense
Interest Expense - Deposits	159,696	79,906
Interest Expense - Other Borrowings	51,263	300
Total Interest Expense	210,959	80,206
Net interest income	1,074,278	1,095,527
Provision for loan losses	65,893	8,750
Net interest income after
provision for loan losses	1,008,385	1,086,777
Non-interest income
Service Charges on Deposit Accounts	177,682	128,948
Other miscellaneous fee income	9,110	3,128
Dividend Income from Restricted Stock	8,875	6,194
Income from Bank Owned Life Insurance	16,203	14,681
Total Non-interest income	211,870	152,951
General & Administrative Expenses
Salaries & Benefits	481,853	409,178
Occupancy & Equipment	93,241	104,639
Data & Item Processing	66,590	63,050
Advertising & Marketing	39,526	14,449
Audit & Professional fees	70,353	43,822
Insurance	6,358	6,144
Directors' fees and expenses	20,451	22,071
Other expenses	159,308	139,885
Total general & administrative expenses	937,680	803,238
Income before income tax expense	282,575	436,490
Income tax expense	104,791	171,959
Total income	$177,784	$264,531
Basic Earnings per share	$0.23	$0.32
Diluted Earnings per share	$0.21	$0.30

See accompanying notes to the financial statements.

CHINO COMMERCIAL BANCORP
Selected Financial Highlights

	For the Quarter Ended
	March 31, 2007	March 31, 2006
Selected Operating Data:	(unaudited)

Net interest income	$1,074,278	$1,081,927
Provision for loan losses	65,893	8,750
Non-interest income	211,870	146,757
Non-interest expense	937,680	803,238
Net income	177,784	264,531
Share Data:
Basic income per share	$0.23	$0.32
Diluted Income per share	$0.21	$0.30
Weighted average common shares outstanding
Basic	722,468	818,453
Diluted	834,495	883,992

Performance Ratios:

Return on average assets	0.82%	1.22%
Return on average equity	10.53%	15.38%
Equity to total assets at the end of the period	6.21%	7.33%
Net interest spread	2.54%	4.56%
Net interest margin	5.27%	5.61%
Average interest-earning assets to
average-bearing liabilities	281.51%	354.51%
Core efficiency ratio	72.91%	64.29%
Non-interest expense to average assets	4.32%	3.69%

Selected Balance Sheet Data:	March 31, 2007	December 31, 2006

Total assets	$92,698,769	$90,474,798
Investment securities held to maturity	4,567,602	4,784,277
Investment securities available for sale	10,002,655	11,839,152
Loan receivable, net	51,608,516	51,021,235
Deposits	83,348,837	79,454,135
Non-interest bearing deposits	56,268,332	53,845,147
Stockholders' equity	5,753,158	7,453,441

Regulatory capital ratios:
Average equity to average assets	7.77%	8.16%
Leverage capital	10.47%	11.05%
Tier I risk based	14.23%	15.89%
Risk-based capital	16.14%	16.92%

Asset Quality Ratios:
Allowance for loan losses as a percent
of gross loans receivable	1.32%	1.24%
Net charge-offs to average loans	n/a	n/a
Non-performing loans to total loans	n/a	n/a

Number of full-service customer facilities	2	2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 24, 2007

By: /s/ Sandra F. Pender Sandra F. Pender Vice President and Chief Financial Officer